UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2013

TOROTEL, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-8125	44-0610086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 North Lindenwood Drive
Olathe, KS 66062
(Address of principal executive office)(Zip Code)

(913) 747-6111
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2013, Torotel, Inc. ("Torotel") entered into a First Amendment to Lease (the “agreement”) with 96-OP Prop, L.L.C. (the "Lessor") regarding Torotel's current lease of manufacturing space located in Olathe, Kansas. The First Amendment amends the terms of the lease dated July 23, 2010, by and between Torotel and the Lessor, a copy of which was filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2010.

Pursuant to the First Amendment, the location leased by Torotel, which currently comprises of approximately 18,000 square feet will be reduced to approximately 11,000 square feet. This agreement commences on March 1, 2014 and continues through February 29, 2016.  The monthly base rent will be $7,600 for the first 12 months and $8,400 thereafter.  The cumulative base rent payment will be approximately $192,000.  A copy of the agreement has been filed as an Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

10.1     First Amendment to Lease dated December 20, 2013 by and between 96-OP Prop, L.L.C., a Kansas limited liability company, and Torotel, Inc., a Missouri corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

By:	/s/ H. James Serrone
H. James Serrone
Vice President of Finance and
Chief Financial Officer

Date: December 24, 2013

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	First Amendment to Lease dated December 20, 2013 by and between 96-OP Prop, L.L.C., a Kansas limited liability company, and Torotel, Inc., a Missouri corporation

4